================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             VIRTUAL TELECOM, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                             VIRTUAL TELECOM, INC.
                              12 Av. des Morgines
                              1213 Petit-Lancy 1
                                  Switzerland

                             ____________________

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 23, 1998
                                   3:00 p.m.

                             ____________________

     Notice is hereby given that the Annual Meeting of Shareholders of Virtual Telecom, Inc. will be held at 12 Av. des Morgines, 1213 Petit-Lancy 1, Switzerland on Tuesday, June 23, 1998, at 3:00 p.m. to consider and vote upon:

     1. The election of four directors to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified;

     2. The ratification of the appointment of Arthur Andersen S.A. as independent public accountants of the Company; and

     3. Such other business as may properly come before the Annual Meeting other than the matters listed above.

     The Board of Directors has fixed the close of business on April 24, 1998 as the record date for determination of shareholders entitled to notice of, and to vote, at the Annual Meeting. To assure that your shares will be represented at the Annual Meeting, please mark, sign, date and promptly return the accompanying proxy card in the enclosed envelope. You may revoke your proxy at any time before it is voted.

     Shareholders are cordially invited to attend the meeting in person. Please indicate on the enclosed proxy whether you plan to attend the meeting. Shareholders may vote in person if they attend the meeting even though they have executed and returned a proxy.

                                      By Order of the Board of Directors,


                                      Daniel Huber,
                                      Secretary

Dated:  May 29, 1998

                             VIRTUAL TELECOM, INC.

                             ____________________

                                PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS

                             ____________________

                                 INTRODUCTION

     This Proxy Statement is furnished by the Board of Directors of Virtual Telecom, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held on June 23, 1998 and at any adjournments thereof. The Annual Meeting has been called to consider and vote upon the election of four (4) directors, the approval of Arthur Andersen S.A. as the Company's independent public accountants and to consider such other business as may properly come before the Annual Meeting. This Proxy Statement and the accompanying Proxy are being sent to shareholders on or about May 29, 1998.

Persons Making the Solicitation

     The Proxy is solicited on behalf of the Board of Directors of the Company. The original solicitation will be by mail. Following the original solicitation, the Board of Directors expects that certain individual shareholders will be further solicited through telephone or other oral communications from the Board of Directors. The Board of Directors does not intend to use specially engaged employees or paid solicitors. The Board of Directors intends to solicit proxies for shares which are held of record by brokers, dealers, banks or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold shares. All solicitation expenses will be borne by the Company.

Terms of the Proxy

     The enclosed Proxy indicates the matters to be acted upon at the Annual Meeting and provides boxes to be marked to indicate the manner in which the shareholder's shares are to be voted with respect to such matters. By appropriately marking the boxes, a shareholder may specify whether the proxies shall vote for or against or shall be without authority to vote the shares represented by the Proxy. The Proxy also confers upon the proxies discretionary voting authority with respect to such other business as may properly come before the Annual Meeting.

     If the Proxy is executed properly and is received by the proxy prior to the Annual Meeting, the shares represented by the Proxy will be voted. Where a shareholder specifies a choice with respect to the matter to be acted upon, the shares will be voted in accordance with such specification. Any Proxy which is executed in such a manner as not to withhold authority to vote for the election of the specified nominees as Directors (see "Matters To Be Acted Upon -- Item 1:
Election of Directors") shall be deemed to confer such authority. A Proxy may be revoked at any time prior to its exercise by giving written notice of the revocation thereof to Daniel Huber, Secretary, Virtual Telecom, Inc., 12, Av. des Morgines, 1213 Petit-Lancy 1, Switzerland, by attending the meeting and electing to vote in person, or by a duly executed Proxy bearing a later date.

                        VOTING RIGHTS AND REQUIREMENTS

Voting Securities

     Generally. The securities entitled to vote at the Annual Meeting consist of all of the issued and outstanding shares of the Company's common stock, $.001 par value per share ("Common Stock"), Series A Preferred Stock, $.001 par value per share (Series A Preferred Stock") and Series B Preferred Stock, $.001 par value per share (Series B Preferred Stock). The Common Stock, Series A Preferred Stock and Series B Preferred Stock vote together as a group on all matters to be put to a vote of the shareholders of the Company, except as is set forth below regarding the election of directors. The shares of both the Series A Preferred Stock and the Series B Preferred Stock are convertible, at the option of the holders, into shares of Common Stock. Each share of Series A Preferred Stock and Series B Preferred Stock entitles its holder to cast the number of votes that such holder would be entitled to cast assuming that such shares of Preferred Stock had been converted, on the record date, into the maximum number of shares of Common Stock into which the Preferred Stock is then convertible.

     The close of business on April 24, 1998 has been fixed by the Board of Directors of the Company as the record date. Only shareholders of record as of the record date may vote at the Annual Meeting. As of the record date, there were 5,534,148 issued and outstanding shares of the Company's Common Stock entitled to vote at the Annual Meeting. In addition, as of the record date, there were 68,500 issued and outstanding shares of the Company's Series A Preferred Stock, which are convertible into a maximum of 137,000 shares of Common Stock, and 1,923,716 shares of Series B Preferred Stock which are convertible into a maximum of 1,923,716 shares of Common Stock. Assuming the conversion of the Preferred Stock into the maximum number of shares of Common Stock, as of the record date, there were 7,594,864 issued and outstanding shares of Common Stock and approximately 341 holders of record of the Company's Common Stock.

     Election of Directors. In connection with the election of directors, the Amended Certificate of Designation of the Company relating to the Series A and Series B Preferred Stock provides that the holders of the Series B Preferred Stock are entitled to elect two (2) of the six (6) authorized directors of the Company. The holders of the Common Stock and Series A Preferred Stock, voting as a group, are entitled to elect four (4) of the six (6) authorized directors.

Quorum

     The presence at the Annual Meeting of the holders of a number of shares of the Common Stock, including the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock (collectively "Voting Securities"), and Proxies representing the right to vote shares of the Company's Voting Securities in excess of one-half of the number of shares of the Company's Voting Securities outstanding as of the record date will constitute a quorum for transacting business.

                       COMMON STOCK OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the shares of Common Stock as of April 24, 1998 by (i) each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the issued and outstanding shares of Common Stock, (ii) each of the Company's directors and executive officers and (iii) all directors and executive officers as a group.

          Name and Address               Number of Shares       Percentage Owned
                                         ----------------       ----------------
Neil Gibbons (1)                            1,446,770                 25.9%
Daniel Huber (1)                            1,146,770                 20.5%
William Cordeiro (3)                           10,000(4)               (5)
Stuart Townsend (6)                            25,000(7)               (5)
Bryan Wood (8)                              1,923,716(9)              25.8%
Alta Berkeley V, C.V. (8)                   1,923,716(9)              25.8%
All officers and directors as a group       4,552,256                 60.0%

------------------------

(1)  Address is 12, Av. des Morgines, 1213 Petit-Lancy 1, Geneva, Switzerland.

(2) Includes 50,000 shares of Common Stock underlying presently exercisable options.

(3)  Address is 23852 Pacific Coast Highway, Suite 283, Malibu, California
     90265.

(4) Represents shares held by Bartik, Cordeiro Associates, Inc., of which Mr. Cordeiro is a shareholder.

(5)  Less than one percent.

(6) Address is Townsend Analytics, Ltd., 100 South Wacker Drive, Suite 1500, Chicago, Illinois.

(7) Represents shares of Common Stock underlying immediately exercisable options.

(8) Mr. Wood has been nominated to the Board of Directors by the holders of the Series B Preferred Stock. See, "Voting Rights and Requirements." Mr. Wood's address is Alta Berkeley Associates, 6 Rue d'Italie, 1211 Geneva 3, Switzerland.

(9) Represents shares of Common Stock issuable upon conversion of Series B Preferred Stock held by Alta Berkeley V, C.V. and two affiliated funds. Mr. Bryan Wood is a partner of Alta Berkeley Associates which serves as a manager of the three funds.

                           MATTERS TO BE ACTED UPON

ITEM 1:  ELECTION OF DIRECTORS

Directors

     The Company's Bylaws give the Board the power to set the number of directors at no less than three nor more than seven. The size of the Company's Board is currently set at six. In connection with the election of directors, the Amended Certificate of Designation of the Company relating to the Series A and Series B Preferred Stock provides that the holders of the Series B Preferred Stock are entitled to elect two (2) of the six (6) authorized directors of the Company. The holders of the Common Stock and Series A Preferred Stock, voting as a group, are entitled to elect four (4) of the six (6) authorized directors. The directors so elected will serve until the next Annual Meeting of Shareholders.

     The Board of Directors of the Company has nominated four (4) directors to be elected at the Annual Meeting to be held on June 23, 1998 by the holders of the Common Stock and the Series A Preferred Stock. These nominees are Neil Gibbons, Daniel Huber, William Cordeiro and Stuart Townsend. All of the nominees are currently directors of the Company. The Board knows of no reason why any nominee for director would be unable to serve as a director. In the event that any of them should become unavailable prior to the Annual Meeting, the Proxy will be voted for a substitute nominee or nominees designated by the Board of Directors, or the number of directors may be reduced accordingly. The holders of the Series B Preferred Stock have nominated for director Mr. Bryan Wood.

     The following table sets forth the name and age of each nominee for director, the year he was first elected a director and his position(s) with the Company.

                                  Director
      Name                Age      Since               Positions Held
      ----                ---     --------             --------------
Neil Gibbons               48       1996       Chairman of the Board, Chief
                                               Executive Officer and President

Daniel Huber               30       1996       Vice President, Secretary and
                                               Director

William Cordeiro           52       1996       Director

Stuart Townsend            51       1997       Director

Bryan Wood                 52       1997       Director

     Mr. Gibbons co-founded Virtual Telecom SA in 1994 and has served as Chief Executive Officer, President and director of the Company since its inception in July 1996. From 1991 to 1994, Mr. Gibbons was engaged as a consultant and independent investment manager.

     Mr. Huber co-founded Virtual Telecom SA in 1994 and has served as Vice President, Secretary and director of the Company since its inception in July 1996. Mr. Huber also served as the Chief Financial Officer of the Company from its inception until April, 1998. Since 1992, Mr. Huber has also served as Chief Executive Officer of Profilinvest SA, an investment management firm founded by Mr. Huber.

     Mr. Cordeiro has served as director of the Company since July 1996. Since 1990, Mr. Cordeiro has served as Professor of Management at California State University, Los Angeles. Mr. Cordeiro holds a Ph.D. in Executive Management from the Peter F. Drucker Graduate Management Center of the Claremont Graduate School. Mr. Cordeiro also serves as a director of Harrier, Inc.

     Mr. Townsend has served as a director of the Company since April 1997. Mr. Townsend is the founder of Townsend Analytics, Ltd., a developer of financial data software, and for the past five years has served as its President.

     Mr. Wood has served as a director of the Company since December 1997. Mr. Wood is a founder of Alta Berkeley Associates, a privately held venture capital group, which was formed in 1982. Mr. Wood holds an MBA from Harvard Business School and BSc in Industrial Engineering from Virginia Polytechnic Institute.


Board of Directors Meetings and Committees

     During the fiscal year ended December 31, 1997, there were three meetings of the Board of Directors as well as numerous actions taken with the unanimous written consent of the directors. The Board of Directors does not have standing audit, nominating or compensation committees.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

     Cash Compensation of Executive Officers. The following table sets forth the cash compensation paid by the Company to its executive officers for services rendered during the fiscal years ended December 31, 1997, 1996 and 1995.

                                                                            Long-Term
                               Annual Compensation                         Compensation
                     ---------------------------------------   --------------------------------------
                                                                             Common
                                                                             Shares
                                                               Restricted   Underlying
                                                   Other         Stock       Options       All Other
                                                   Annual        Awards      Granted     Compensation
Name and Position    Year     Salary    Bonus   Compensation      ($)       (# Shares)        (1)
-----------------    ----     ------    -----   ------------   ----------   ----------   ------------
Neil Gibbons, CEO    1997   CHF96,000    -0-         -0-           -0-        50,000        CHF7,200
                     1996   CHF62,000    -0-         -0-           -0-          -0-           -0-
                     1995      -0-       -0-         -0-           -0-          -0-           -0-
Daniel Huber, CFO    1997   CHF96,000    -0-         -0-           -0-        50,000        CHF7,200
                     1996   CHF64,000    -0-         -0-           -0-          -0-           -0-
                     1995      -0-       -0-         -0-           -0-          -0-           -0-

(1)  Represents an allowance of CHF600 per month.


                            Option/SAR Grants in Last Fiscal Year
                                      Individual Grants
-------------------------------------------------------------------------------------------
                    Number of Securities       % of Total
                         Underlying        Options/SARs Granted     Exercise
                    Options/SARs Granted      to Employees in       or Base      Expiration
      Name                  (#)                Fiscal Year        Price ($/Sh)      Date
      ----          --------------------   --------------------   ------------   ----------
Neil Gibbons, CEO          50,000                  21%                2.00        12/31/00
Daniel Huber, CFO          50,000                  21%                2.00        12/31/00

Director Compensation

     Mr. Cordeiro receives a $500 per month director's fee. All directors receive reimbursement for out-of-pocket expenses in attending Board of Directors meetings. From time to time the Company may engage certain members of the Board of Directors to perform services on behalf of the Company. The Company will compensate the members for their services at rates no more favorable than could be obtained from unaffiliated parties.

Employment Agreement

     The Company entered into Employment Agreements dated May 31, 1996 (the "Employment Agreements") with Neil Gibbons and Daniel Huber, its Chief Executive Officer and Vice President, respectively. Each of the Employment Agreements provides for an initial term of five years, with up to three successive three-year renewals subject to the election by the Company not to renew the Employment Agreements. The Employment Agreements both provide for a base salary of CHF 96,000 (approximately US$65,000, as of May 12, 1998) per annum commencing May 31, 1996 and continuing for the remainder of the term of employment. The base salaries of both officers are to be increased annually based on increases in the Consumer Price Index for Switzerland (Geneva). Both Mr. Gibbons and Mr. Huber are also entitled to incentive bonuses for each fiscal year in an amount to be determined by performance standards established by the Company's Board of Directors. In the event either officer's employment is terminated by the Company without cause, the Company is obligated to pay to the terminated officer the balance remaining on his respective Employment Agreement. Prior to May 31, 1996, the Company did not have an employment agreement with either Mr. Gibbons or Mr. Huber.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% beneficial owners are also required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Form 5 filings were required, the Company believes that during the period from April 4, 1997 (the inception of Section 16(a) reporting obligations for the Company's officers, directors and greater than 10% beneficial owners) through December 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

Certain Relationships and Related Transactions

     The Company's Vice President and director, Daniel Huber, is also Chief Executive Officer of Profilinvest SA, an investment management firm in Geneva, Switzerland. At the present time and for the foreseeable future, Mr. Huber intends to devote substantially all of his business time to the Company. However, Mr. Huber's association with Profilinvest SA presents a potential conflict between his provision of his services to the Company and to Profilinvest.

ITEM 2:  RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors recommends the ratification of the appointment of Arthur Andersen S.A. as independent public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 1998 and to perform other appropriate services as directed by the Company's management and Board of Directors.

     A proposal will be presented at the meeting to appoint Arthur Andersen S.A. as independent public accountants. It is expected that a representative of Arthur Andersen S.A. will be present at the Annual Meeting to respond to appropriate questions or to make a statement if he or she so desires. If the shareholders do not ratify Arthur Andersen S.A. by the affirmative vote of a majority of the shares represented in person or by proxy at the meeting, other independent public accountants will be considered by the Board of Directors.


Vote Required

      The ratification of Arthur Andersen S.A. as the Company's independent public accountants will require the affirmative vote of the holders of at least a majority of the outstanding shares of the Company's Voting Securities present or represented at the meeting. The Board of Directors recommends a vote "FOR" ratification of the appointment of Arthur Andersen S.A. as the Company's independent public accountants.


ITEM 3:  OTHER MATTERS

     Except for the matters referred to in the accompanying Notice of Annual Meeting, management does not intend to present any matter for action at the Annual Meeting and knows of no matter to be presented at the meeting that is a proper subject for action by the shareholders. However, if any other matters should properly come before the meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of the person or persons acting under the Proxy.

                                 ANNUAL REPORT

     The Company's annual report on Form 10-KSB under the Securities Exchange Act of 1934 for the year ended December 31, 1997, including the financial statements and schedules thereto, which the Company has filed with the Securities and Exchange Commission, was mailed to stockholders on or about May 29, 1998.

                             SHAREHOLDER PROPOSALS

     All shareholder proposals that are intended to be presented at the 1998 Annual Meeting of shareholders and to be included in the proxy materials for that meeting must be received by the Company's Secretary not later than January 1, 1999.

                      REQUEST TO RETURN PROXIES PROMPTLY

     A Proxy is enclosed for your use. Please mark, date, sign and return the Proxy at your earliest convenience in the envelope provided. A prompt return of your Proxy will be appreciated.

                                     By Order of the Board of Directors,



                                     Daniel Huber,
                                     Secretary

Geneva, Switzerland
May 29, 1998

                                     PROXY
               VIRTUAL TELECOM, INC. PROXY--1997 ANNUAL MEETING
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING JUNE 23, 1998

     The undersigned, a shareholder of Virtual Telecom, Inc., a Delaware corporation, appoints Mark Benn his, her or its true and lawful agent and proxy, with full power of substitution, to vote all the shares of stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Virtual Telecom, Inc. to be held at 12 Av. des Morgines, 1213 Petit-Lancy 1, Switzerland, on Tuesday, June 23, 1998, at 3:00 p.m., and any adjournment thereof, with respect to the following matters which are more fully explained in the Proxy Statement of the Company dated May 29, 1998 receipt of which is acknowledged by the undersigned:

     ITEM 1:  ELECTION OF DIRECTORS.

              FOR all nominees                      WITHHOLD AUTHORITY
              (except as listed below). [_]         (As to all nominees.) [_]

  NOMINEES: NEIL GIBBONS, DANIEL HUBER, WILLIAM CORDEIRO AND STUART TOWNSEND.

   INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name in the space provided below.

                   ________________________________________

     ITEM 2.  RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS.

                   [_] FOR      [_] AGAINST      [_] ABSTAIN

     ITEM 3. OTHER MATTERS. The Board of Directors at present knows of no other matters to be brought before the Annual Meeting.

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO DIRECTION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES UPON ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

     Dated: _________________, 1998          ___________________________________
                                             Signature of Shareholder


                                             ___________________________________
                                             Signature of Shareholder

                                             PLEASE SIGN AS YOUR NAME APPEARS ON
                                             THE PROXY. TRUSTEES, GUARDIANS,
                                             PERSONAL AND OTHER REPRESENTATIVES,
                                             PLEASE INDICATE FULL TITLES.

                                             IMPORTANT: PLEASE VOTE, DATE, SIGN
                                             AND RETURN THE PROXY CARD PROMPTLY
                                             USING THE ENCLOSED ENVELOPE.

                                             [_] PLEASE CHECK IF YOU ARE
                                                 PLANNING TO ATTEND THE MEETING